Exhibit 21(a)

Monthly Certificateholders' Statement

Sears Credit Account Master Trust II

Series 1994-1 Monthly Statement

Distribution Date: May 15, 1997    Due Period Ending: April, 1997

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994 by and among Sears, Roebuck and Co., Sears Receivables Financing Group, Inc. and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1994-1 Investors this Due Period

                       Total                Interest         Principal
  Series 1994-1

  Class A           $4,375,000.00          $4,375,000.00             $0.00

  Class B             $202,395.83            $202,395.83             $0.00

  Class C                   $0.00                  $0.00             $0.00


2.Principal Receivables at the end of the Due Period

  (a)   TOTAL PRINCIPAL RECEIVABLES IN THE TRUST         $8,309,307,611.24

        Aggregate Investor Interest                      $6,707,185,791.54

        Seller Interest                                  $1,602,121,819.70

  (b)   INVESTOR INTEREST BY GROUPS

        Group One Investor Interest                      $6,707,185,791.54

  (c)   INVESTOR INTEREST BY SERIES

        Series 1994-1 Investor Interest                    $842,697,000.00
        Series 1994-2 Investor Interest                    $431,130,791.54
        Series 1995-1 Investor Interest                    $224,720,000.00
        Series 1995-2 Investor Interest                    $674,158,000.00
        Series 1995-3 Investor Interest                    $561,830,000.00
        Series 1995-4 Investor Interest                    $561,830,000.00
        Series 1995-5 Investor Interest                    $568,250,000.00
        Series 1996-1 Investor Interest                    $561,830,000.00
        Series 1996-2 Investor Interest                    $561,830,000.00
        Series 1996-3 Investor Interest                    $561,830,000.00
        Series 1996-4 Investor Interest                    $561,830,000.00
        Series 1996-5 Investor Interest                    $595,250,000.00

  (d)   INVESTOR INTEREST BY CLASS (SERIES 1994-1)

        Class A Investor Interest                          $750,000,000.00
        Class B Investor Interest                           $33,500,000.00
        Class C Investor Interest                           $59,197,000.00

        TOTAL CLASS INVESTOR  INTEREST                     $842,697,000.00


3.Allocation of Collections During the Due Period

  (a)   TOTAL COLLECTIONS                                  $570,014,853.29

        Principal Receivables Collected                    $431,743,784.68

        Finance Charge Receivables Collected               $138,271,068.61

                                          Finance Charge   Principal     Yield
                                           Collections   Collections Collections
  (b)   ALLOCATION OF COLLECTIONS
        WITH RESPECT TO THE INVESTOR
        INTEREST AND THE SELLER INTEREST

        Aggregate Investor Allocation
        (Aggregate Investor Percentage
        multiplied by total Collections
        received during the Due Period)  $111,315,921.83   $347,577,825.74  N/A

        Seller Allocation (Seller Percentage
        multiplied by total Collections
        received during the Due Period)   $26,955,146.77    $84,165,958.94  N/A

  (c)   Group One Allocation             $111,315,921.83   $347,577,825.74  N/A

  (d)   Series 1994-1 Allocation          $13,895,729.14    $43,388,647.74  N/A


  4. Information Concerning Controlled Amortization Amount

                                                                     Total
                                         Amount              Distributions
                                         Distributed in       through this
                                         Due Period             Due Period

        SERIES 1994-1 BY CLASS:

          Class A                                  $0.00             $0.00

          Class B                                  $0.00             $0.00

          Class C                                  $0.00             $0.00


  5. Investor Charged-Off Amounts
                                                          This Due Period

     (a)Group One (the sum of the Series Investor Charged-
        Off Amounts for all Series in Group One)            $37,983,984.96

     (b)Series 1994-1 (the sum of the Class Investor Charged-
        Off Amounts for all Classes in Series 1994-1)        $4,741,596.33

     (c)Series 1994-1 By Class:

        Class A (Class A Percentage multiplied
        by the Charged-Off Amount)                           $4,220,018.88

        Class B (Class B Percentage multiplied
        by the Charged-Off Amount)                             $188,494.18

        Class C (Class C Percentage multiplied
        by the Charged-Off Amount)                             $333,083.28


  6. Investor Losses
                                                                     Total

     (a)Group  One                                                   $0.00

     (b)Series 1994-1                                                $0.00

     (c)Series 1994-1 By Class:

        Class A                                                      $0.00

        Class B                                                      $0.00

        Class C                                                      $0.00


  7. Monthly Servicing Fee Payable This Due Period

     SELLER SERVICING FEE                                    $2,724,460.77

     INVESTOR SERVICING FEE

     (a)Group One                                           $11,251,130.02

     (b)Series 1994-1                                        $1,404,495.00


  8. Trust Performance Analysis

     (a)Portfolio Yield (Finance Charge Collections
        during the Due Period divided by Principal
        Receivables in the Trust as of the first
        day of the Due Period)                                       19.79%

     (b)Charge-Offs (Charged-Off Amounts during
        the Due Period divided by Principal
        Receivables in the Trust as of the
        first day of the Due Period)                                  6.75%


     (c)Investor Servicing Fee Percentage
        (weighted  average of Investor Servicing
        Fees for Series 1994-1)                                       2.00%

     (d)Weighted Average Certificate Rate
        (weighted average certificate rates for all
        classes of Series 1994-1)                                     6.52%

     (e)Series Excess Servicing Percentage (Portfolio
        Yield minus the sum of Charge-Offs, the
        Investor Servicing Fee Percentage and the
        Weighted Average Certificate Rate)                            4.52%

     (f)Total Payment Rate (Aggregate Collections
        during the Due Period divided by the aggregate
        amount of Receivables in the Trust as of
        the first day of the Due Period)                              6.69%

  9. Summary Delinquency Aging Information

        The aging of delinquent receivables is summarized
        as follows (1):
                                         April, 1997
        Delinquencies as a % of balances
           60 - 89 days past due.........           1.70%
           90 - 119 days past due........           1.21%
           120 days or more past due.....           2.43%
        Total Delinquencies                         5.34%

     (1)An account is considered delinquent when it is past due a total of three or more scheduled monthly payments. Delinquencies as of the end of each month are divided by balances at the beginning of each such month.


                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                         as Trustee


                                         By: /S/J. G. Finley